As filed with the Securities and Exchange Commission on April 6, 2007.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

____________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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NETWORK CN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	11-3177042
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

21/F., Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(Address of Principal Executive Offices)

____________

Option Agreement for Mark E. Crone, Alisande M. Rozynko and Sean O'Halloran
NETWORK CN INC. 2007 STOCK OPTION/STOCK ISSUANCE PLAN

(Full Title of the Plan)

GODFREY CHIN TONG HUI
CHIEF EXECUTIVE OFFICER

21/F., Chinachem Century Tower, 178 Gloucester Road, Wanchai, Hong Kong
(011) (852) 2833-2186
(Name, Address and Telephone Number of Agent For Service)

____________

with copies to:

Crone Rozynko LLP
101 Montgomery Street, Suite 1950
San Francisco, CA 94104
(415) 955-8900

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, $0.001 par value, , to be issued under the 2007 Stock Option/Stock Issuance Plan (1)	7,500,000	$3.10 (2)		$23,250,000 (2)	$713.75

Common Stock, $0.001 par value	100,000(3)	$0.10 (4).		$10,000(4)	$0.31
Common Stock, $0.001 par value	100,000(3)	$0.10 (4)..		$10,000(4)	$0.31
Common Stock, $0.001 par value	25,000(3)	$0.10 (4)..		$2,500(4)	$0.076

Total	7,725,000		$		$714.45

(1)

Pursuant to Rule 416 under the Securities Act of 1933, to the extent additional shares of our Common Stock may be issued or issuable as a result of a stock split or other distribution declared at any time by our Board of Directors while this Registration Statement is in effect, this Registration Statement is hereby deemed to cover all such additional shares of Common Stock.

(2)

Estimated solely for the purpose of determining the registration fee and computed pursuant to Rule 457(c) and Rule 457(h)(1) and based upon the average of the high and low sale prices on March 30, 2007 as reported by the Over The Counter Bulletin Board.

(3)	Pursuant to option agreements for Mark E. Crone, Alisande M. Rozynko and Sean O’Halloran.
(4)	Priced in accordance with Rule 457(h) and Rule 457(c) at the exercise price for each of these options.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

EXPLANATORY NOTE

     This Registration Statement on Form S-8 relates to the Registrant's 2007 Stock Option/Stock Issuance Plan (the "2007 Plan") as well as option agreements issued to Mark Crone, Alisande Rozynko and Sean O’Halloran, consultants to the Registrant.

     In accordance with the Note to Part I of Form S-8, the information specified by Part I of S-8 has been omitted from this Registration Statement on Form S-8.  Such information will be sent or given to participants in the 2007 Plan described herein as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the “Securities Act”).  Although such documents are not being filed with the Securities and Exchange Commission, they constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.

The following documents, which have been filed by Network CN, Inc. (the “Company” or “Registrant”), with the Securities and Exchange Commission (the “Commission”) are incorporated herein by reference in this Registration Statement:

(a)	The Registrant’s annual report on Form 10-KSB for the fiscal year ended December 31, 2006 filed on April 2, 2007;

(b)	The Registrant’s quarterly reports on Form 10-QSB for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006;

(c)

The Registrant’s current reports on Form 8-K filed on May 4, 2006, June 1, 2006, June 20, 2006 (subsequently amended by Forms 8-K/A filed on August 28, 2006, September 26, November 9, 2006 and March 30, 2007), June 29, 2006, August 22, 2006, September 15, 2006, September 18, 2006, September 26, 2006, October 24, 2006, November 1, 2006, November 15, 2006, November 20, 2006, November 29, 2006, December 21, 2006, January 25, 2007, February 2, 2007(subsequently amended by Form 8-K/A filed on March 30, 2007), February 13, 2007, February 15, 2007 (subsequently amended by Form 8K/A filed on February 23, 2007), February 27, 2007, and March 7, 2007.

(d)

The description of the Registrant’s common stock, par value $0.001 per share, contained in the Registration Statement on Form 10-SB12G (File No. 033-87994) filed September, 3, 1999, including any further amendments or reports filed hereafter for purposes of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities.

Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

The validity of the securities registered hereby is being passed upon for Network CN Inc. by Crone Rozynko LLP, counsel to the Company. The Company has agreed to issue to partners of Crone Rozynko, LLP 45,000 shares of the Company’s common stock registered pursuant to this Registration Statement as compensation forlegal services. As of the effective date of this registration statement, partners of Crone Rozynko LLP, have received options exercisable for an aggregate of 225,000 shares of the Company’s common stock, which are also being registered hereby.

Item 6.   Indemnification of Officers and Directors.

Section 145(a) of the Delaware General Corporation Law provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.” With respect to derivative actions, Section 145(b) of the Delaware General Corporation Law provides in relevant part that “[a] corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor . . . [by reason of such person’s service in one of the capacities specified in the preceding sentence] against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.”

The Company’s Amended and Restated Certificate of Incorporation and Bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted under the Delaware General Corporation Law, except that the Company will not be required to indemnify such person if the indemnification sought is in connection with a proceeding initiated by such person without the authorization of the board of directors. As permitted by the Company’s Bylaws, the Company may obtain insurance on behalf of its directors and officers against liability arising out of his or her actions in such capacity, regardless of whether the Company has the power to indemnify such individual against such liability under the provisions of the Delaware General Corporation Law.

The Company intends to enter into indemnification agreements, within the next 60 to 90 days, with each of its directors and executive officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the Delaware General Corporation Law.

The Company has also obtained on behalf of its directors and executive officers insurance against losses arising from claim asserted against or incurred by such individual in any such capacity, subject to certain exclusions.

The indemnification provision in the Company’s Amended and Restated Certificate of Incorporation Bylaws may be sufficiently broad to permit indemnification of the Company’s officers and directors for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”).

Item 7.   Exemption from Registration Claimed.

Not Applicable.

Item 8.     Exhibits.

See Exhibit Index immediately following the signature page.

Item 9.     Undertakings.

A.        The undersigned registrant hereby undertakes:

(1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                             (i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                             (ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                             (iii)     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs A(1)(i) and A(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.        The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion o f its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wanchai, Hong Kong, on April 6, 2007.

Network CN Inc.

By:	/s/ Godfrey Chin Tong Hui
Godfrey Chin Tong Hui
Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

Each person whose signature appears below hereby severally constitutes and appoints Godfrey Chin Tong Hui , as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this registration statement on Form S-8, including any post-effective amendments hereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each said attorney-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title Date

/s/ Godfrey Chin Tong Hui	Director & Chief Executive Officer	4/6/2007
Godfrey Chin Tong Hui

/s/ Benedict Fung	President	4/6/2007
Benedict Fung

/s/ Raymond Chan	Director	4/6/2007
Raymond Chan

/s/ Stanley Chu	Director	4/6/2007
Stanley Chu

/s/ Daniel Kuen Kwok So	Director	4/6/2007
Daniel Kuen Kwok So

/s/ Daley Mok	Chief Financial Officer	4/6/2007
Daley Mok	(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

4.1	Articles of Incorporation incorporated herein by reference from Registrant’s Report on Form 10-SB12G/A filed with the SEC on January 24, 2000.

4.2	Amendment to Articles of Incorporation incorporated herein by reference from Exhibit A to Registrant’s Definitive Information Statement on Schedule 14C filed with the SEC on March 26, 2004.

4.3	Amendment to Articles of Incorporation incorporated herein by reference from Exhibit A to Registrant’s Definitive Information Statement on Schedule 14A filed with the SEC on July 12, 2006.

4.4	Amended and Restated By-Laws, adopted on January 10, 2006, is incorporated herein by reference from Exhibit 3-(II) to Registrant’s Current Report on Form 8-K filed with the SEC on January 18, 2006.

5.1*	Opinion of Crone Rozynko LLP as to the legality of the securities registered hereunder.

10.1*	Network CN Inc. 2007 Equity Incentive Plan.

10.2*	Form of Stock Option Agreement for Mark E. Crone.

10.3*	Form of Stock Option Agreement for Alisande M. Rozynko.

10.4*	Form of Stock Option Agreement for Sean O’Halloran.

23.1*	Consent of Independent Auditor - Webb & Company P.A.

23.2*	Consent of Independent Auditor - Jimmy C.H. Cheung & Co.

23.3*	Consent of Crone Rozynko LLP (contained in Opinion of Crone Rozynko LLP, filed as Exhibit 5.1 herewith).

24.1*	Power of Attorney (set forth on the signature page to this Registration Statement).

*Filed herewith.